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                                    Filing pursuant to Registration
                                         Statement number 333-84129

                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549
                   _____________________________

                             FORM T-1

                     STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939 OF A
             CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   _____________________________

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                  PURSUANT TO SECTION 305(b) (2)

           NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
        (Exact name of trustee as specified in its charter)

A U.S. National Banking Association           41-1592157
(Jurisdiction of incorporation or             (I.R.S. Employer
organization if not a U.S. national           Identification No.)
bank)

Sixth Street and Marquette Avenue
Minneapolis, Minnesota                                      55479
(Address of principal executive offices)               (Zip code)

                Stanley S. Stroup, General Counsel
           NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                 Sixth Street and Marquette Avenue
                   Minneapolis, Minnesota  55479
                          (612) 667-1234
     (Name,address and telephone number of Agent for Service)
                   _____________________________

            Household Automotive Trust V, Series 2000-2
        (Exact name of obligor as specified in its charter)

Delaware                                               36-4220459
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                 Identification No.)

Household Automotive Trust V, Series 2000-2
C/O Household Finance Corporation
2700 Sanders Road
Prospect Heights, Illinois                             60070
312-441-7246
(Address of principal executive offices)             (Zip code)

                   _____________________________
 Asset Backed Notes of Household Automotive Trust V, Series 2000-2
                (Title of the indenture securities)

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Item 1.   General Information.  Furnish the following information
as to the trustee:

          (a)  Name and address of each examining or
               supervising authority to which it is subject.

               Comptroller of the Currency
               Treasury Department
               Washington, D.C.

               Federal Deposit Insurance Corporation
               Washington, D.C.

               The Board of Governors of the Federal Reserve
               System
               Washington, D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1, pursuant to General Instruction B, because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.    Not applicable.

Item 16.  List of Exhibits.   List below all exhibits filed as a
     part of this Statement of Eligibility.


     Exhibit 1.     a.   A copy of the Articles of Association
                    of the trustee now in effect.*

     Exhibit 2.     a.   A copy of the certificate of
                    authority of the trustee to commence
                    business issued June 28, 1872, by the
                    Comptroller of the Currency to The
                    Northwestern National Bank of
                    Minneapolis.*

               b.   A copy of the certificate of the
                    Comptroller of the Currency dated
                    January 2, 1934, approving the
                    consolidation of The Northwestern National
                    Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

               c.   A copy of the certificate of the Acting
                    Comptroller of the
                    Currency dated January 12, 1943, as to
                    change of corporate title of Northwestern
                    National Bank and Trust Company of
                    Minneapolis to Northwestern National Bank of Minneapolis.*

               d.   A copy of the letter dated May 12, 1983
                    from the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

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               e.   A copy of the letter dated January 4, 1988
                    from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank
                    Minnesota, National Association."*

     Exhibit 3.     A copy of the authorization of the trustee
          to exercise corporate trust   powers issued January
          2, 1934, by the Federal Reserve Board.*

     Exhibit 4. Copy of By-laws of the trustee as now in effect.*

     Exhibit 5.     Not applicable.

     Exhibit 6.     The consent of the trustee required by
          Section 321(b) of the Act.

     Exhibit 7.     Consolidated Reports of Condition and
               Income of the trustee as of March 31, 2000.**

     Exhibit 8.     Not applicable.

     Exhibit 9.     Not applicable.
























     *    Incorporated by reference to the corresponding
          numbered exibits to the form T-1 filed as Exhibit 25
          to registration statement number 33-66026.
     **   Filed on Form SE for the exemption.




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                             SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 15th day of June, 2000.






                         NORWEST BANK MINNESOTA,
                         NATIONAL ASSOCIATION


                         /s/ Joe Nardi
                         Joe Nardi
                         Corporate Trust Officer




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                             EXHIBIT 6




June 15, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                         Very truly yours,

                         NORWEST BANK MINNESOTA,
                         NATIONAL ASSOCIATION


                         /s/ Joe Nardi
                         Joe Nardi
                         Corporate Trust Officer